UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or Section 240.14a-12

Comm Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2007
Annual Meeting
of Stockholders
and Proxy Statement
PLEASE COMPLETE, SIGN, DATE AND RETURN
YOUR PROXY PROMPTLY

Friday, June 1, 2007
10:30 A.M.
Elk Mountain Ski Resort
Route 374
Union Dale, Pennsylvania

Comm Bancorp, Inc.
125 North State Street
Clarks Summit, PA 18411
(570) 586-0377
WILLIAM F. FARBER, SR.
Chairman
May 2, 2007
Dear Stockholder:
You are cordially invited to join us at the 2007 Annual Meeting of Stockholders in Union Dale, Pennsylvania, on June 1, 2007.
Enclosed with this Proxy Statement are a form of proxy, a copy of our Form 10-K for the year ended December 31, 2006, and the 2006 Annual Highlights Report.
At this meeting, we will vote on the matters described in the Proxy Statement. We know that it is not practical for many stockholders to attend the Annual Meeting in person. In addition, annual meetings are not the most efficient way to communicate with our stockholders. Therefore, we encourage you to visit our website at www.combk.com for up-to-the-moment news. After the meeting, you are invited to enjoy a light luncheon.
Whether or not you plan to attend the Annual Meeting, we strongly encourage you to designate the proxies shown on the attached form to vote your shares. Please complete, sign, date and return by mail the enclosed proxy form in the envelope provided.
I would like to take this opportunity to remind you that your vote is important.

Sincerely,

/s/ William F. Farber, Sr. William F. Farber, Sr.
Chairman

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

DATE:	June 1, 2007
TIME:	10:30 A.M.
PLACE:	Elk Mountain Ski Resort
Route 374
Union Dale, Pennsylvania
MATTERS TO BE VOTED UPON:
1.	A proposal to elect the nominees named in the attached proxy as directors to serve for a one-year term;
2.	A proposal to ratify the appointment of Beard Miller Company LLP, as our independent registered public accounting firm for the year ending December 31, 2007; and
3.	Any other matters that may properly come before the meeting.
YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE PROPOSALS TO ELECT THE NOMINEES AS DIRECTORS AND TO APPOINT BEARD MILLER COMPANY LLP.
Stockholders who are holders of record of our Common Stock at the close of business on March 14, 2007, will be entitled to vote at the meeting. If you plan to attend the meeting, please indicate your wish by checking the box that appears on the proxy form.
It will be helpful to us if you will read the Proxy Statement and the voting instructions on the proxy form, and then vote by promptly filling out, signing and dating the proxy form and returning it by mail in the envelope provided.
By Order of the Board of Directors,

/s/ William F. Farber, Sr.
William F. Farber, Sr.	Clarks Summit, Pennsylvania
Chairman	May 2, 2007

❖	Matters to be voted upon

i

QUESTIONS AND ANSWERS
Q: Who is soliciting my vote?
A: The board of directors of Comm Bancorp, Inc. is soliciting your vote at the 2007 Annual Meeting of Stockholders.
Q: What am I voting on?
A: Two proposals. Item numbers refer to item numbers on the proxy form.
Item 1. To elect the directors.
Item 2. To ratify the appointment of Beard Miller Company LLP, as independent auditors for the year ending December 31, 2007.
Q: Who can vote?
A: All stockholders of record at the close of business on March 14, 2007, are entitled to vote. Holders of our Common Stock are entitled to a vote per share. Fractional shares, such as those in the dividend reinvestment plan, will be voted.
Q: How do I vote for directors?
A: Each share is entitled to cast a vote for each director. For example, if you can vote 100 shares, you can cast up to 100 votes for each director.
Q: How many votes are required to elect directors?
A: Directors are elected by a plurality of the votes cast.
Q: Who can attend the meeting?
A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Upon arrival at the meeting, everyone is required to check in at the registration desk.
Q: How do I vote?
A: You may cast your vote by completing, signing, dating and mailing the proxy form in the enclosed postage-paid envelope. By voting, you will authorize the individuals named on the proxy form, referred to as the proxies, to vote your shares according to your instructions.
Q: What happens if I do not indicate my preference for one of the items?
A: If you do not indicate how you wish to vote for one or more of the directors, the proxies will vote FOR election of all the directors (Item 1). If you “withhold” your vote for any of the directors, this will be counted as a vote AGAINST that director. If you leave Item 2 blank, the proxies will vote FOR ratification of the appointment of Beard Miller Company LLP (Item 2).
Q: What if I vote and then change my mind?
A: You can revoke your proxy by writing to us, by voting again via mail, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.
Q: How many votes must be present to hold the meeting?
A: As of the record date, March 14, 2007, we had 1,851,518 shares of Common Stock outstanding. The holders of Common Stock have the right to cast a total of 1,851,518 votes. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes, which all stockholders are entitled to cast, constitutes a quorum for adopting the proposals at the meeting. If you have properly designated the proxies and indicated your voting preferences by mail, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them. If a broker holding your shares in “street” name indicates to us on a proxy form that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.
Q: Is my vote confidential?
A: Yes. Proxy forms, ballots and voting tabulations that identify individual stockholders are kept confidential, except in certain circumstances where it is important to protect our interests and the interests of our stockholders. Generally, only the judge of election and the employees processing the votes will have access to your name. They will not disclose your name as the author of any comments you include on the proxy form unless you ask that your name be disclosed to management.
Q: How are my votes counted?
A: You may either vote for or withhold authority to vote for each director for the board. If you withhold authority to vote with respect to any director, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that director.
Q: Who will count the votes?
A: Our employees will tabulate the votes and the judge of election will review their tabulation process.
Q: What shares are included in the proxy form?
A: The shares listed on your form represent all the shares of Common Stock held in your name (as distinguished from those held in “street” name), including those held in the dividend reinvestment plan. You will receive a separate proxy form or forms from your broker if you hold shares in “street” name.
Q: What does it mean if I get more than one proxy form?
A: It indicates that your shares are held in more than one account, such as two brokerage accounts and registered in different names. You should vote each of the proxy forms to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, American Stock Transfer and Trust Company, at 1-800-937-5449.
Q: What happens if the meeting is postponed or adjourned?
A: Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Q: Who will bear the cost of this proxy solicitation?
A: We will pay the cost of preparing, assembling and delivering the Notice of 2007 Annual Meeting of Stockholders, Proxy Statement and form of Proxy. Directors, officers and employees of us and Community Bank may solicit proxies in person or by telephone without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners of our stock.
Q: Whom can I call with any questions?
A: You may call Investor Relations at (570) 587-3421, extension 308.

CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD OF DIRECTORS
We have two standing committees, the Nominating and Corporate Governance Committee and the Joint Audit Committee. Each member of these committees satisfies the independence requirements mandated by the Securities and Exchange Commission (“SEC”), the NASDAQ Global MarketSM and any related banking laws.
The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling their corporate oversight responsibilities. The primary duties of this committee are to:
▪	Develop and recommend corporate governance policies and guidelines for us and monitor our compliance with these policies and guidelines; and

▪	Identify and recommend to the Board, director nominees and committee member candidates.
The following directors are members of the Nominating and Corporate Governance Committee: Robert A. Mazzoni, Chairperson; Dean L. Hesser; Joseph P. Moore, III and Eric G. Stephens. The Nominating and Corporate Governance Committee operates pursuant to the Charter of the Nominating and Corporate Governance Committee. A copy of this charter is filed at Exhibit 99(ii) to our Annual Report on Form 10-K for the year ended December 31, 2003, SEC File Number: 0-17455, and is incorporated by reference into this proxy statement. In addition, this charter is posted on our website at www.combk.com and will be provided, without charge, upon written request to Comm Bancorp, Inc., 125 North State Street, Clarks Summit, PA 18411, Attn: Investor Relations. For further information on the procedure for director nominations, please see the caption below under: Director Nomination Procedure.
The Joint Audit Committee of us and Community Bank is responsible for assisting the Boards of Directors’ oversight of:
▪	The integrity of our financial statements;

▪	The audit by the independent public accounting firm registered with the Public Company Accounting Oversight Board (the “independent registered public accounting firm”) of our financial statements;

▪	Our report on internal controls;

▪	The independent registered public accounting firm’s and internal auditing firm’s qualifications and independence; and

▪	The performance of our internal audit function.
The following directors are members of the Joint Audit Committee: Susan F. Mancuso, Chairperson; Thomas M. Chesnick; Robert A. Mazzoni and Joseph P. Moore, III. For further information on the Joint Audit Committee, see the captions below under: Committees of the Board of Directors of Community Bank and Joint Audit Committee Report.
DIRECTOR NOMINATION PROCEDURE
The Nominating and Corporate Governance Committee is responsible to search for qualified candidates for director for us and Community Bank. The Committee performs its nominating function in accordance with the Charter of the Nominating and Corporate Governance Committee and our Bylaws. In making recommendations for nomination as a director, the committee reviews and considers the qualifications, strengths and abilities of the potential candidates, including new candidates that may be identified from time to time through our internal search and review procedures or as a result of stockholder recommendations. For new candidates, the review process becomes more involved as it becomes increasingly likely that a particular candidate may be recommended for nomination. In deciding whether to recommend the re-nomination of an incumbent director or the nomination of a director who previously served as an officer or director, the committee considers their prior performance as a director or officer. The committee also makes specific recommendations to the Board regarding the directors who it believes should be appointed to particular committees of the Board, based upon its review and assessment of the qualifications and abilities of the individual directors and the differing functions and membership requirements of the committees.
The committee works with the Board, on an ongoing basis, to identify the particular qualities and abilities that we generally seek in our directors, and the mix of experience, expertise and attributes that are sought or required for the Board as a whole. These qualities and attributes include, but are not limited to, integrity, business acumen, financial literacy and community involvement. Target attributes for our Board as a whole include independence, diversity of background and experience, and a range of expertise across all areas vital to corporate governance, including financial expertise and knowledge of the banking business. All candidates for nomination are evaluated against these target qualities and attributes, as well as our particular needs at the time, both on the Board and on committees of the Board. The committee will determine, in its sole discretion, whether a nominee meets the quality and attribute standards.
The committee oversees the internal procedures, adopted from time to time, to assist in the identification of suitable candidates to serve as directors. The committee also has the authority to retain professional consultants to assist in the task of identifying possible candidates, although it did not do so in 2006.
The Board gives substantial weight to the recommendations of the Nominating and Corporate Governance Committee in selecting nominees for election or appointment as directors. Under normal circumstances, the Board will not select nominees, including incumbent directors, who have not been recommended by a majority of the Nominating and Corporate Governance Committee members.
Under Section 10.1 of our Amended and Restated Bylaws, a stockholder may also nominate a person for director to be elected at our annual meeting. A stockholder must submit a nomination for director to the Secretary of the Board of Directors, in writing, no later than the close of business on the 60th day preceding the date for the annual meeting. This notification must contain the following information:
▪	The nominee’s name and address;

▪	The nominee’s principal occupation;

▪	The number of shares of our common stock held by the notifying stockholder and the nominee; and

▪	A certification, under oath before a notary public, that a nominee meets the eligibility requirements under Section 10.3 of our Amended and Restated Bylaws.
Under Section 10.3, a person is not qualified to serve as a director if he or she:
▪	Is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year;

▪	Is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal;

▪	Has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal or by a court to have: (i) breached a fiduciary duty involving personal profit; or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or

▪	Has been nominated by a person who would be disqualified from serving as our director under the above eligibility requirements.
If a stockholder’s nomination is not timely and in proper form or in accordance with the above requirements, the nominee will not be recommended by the Nominating and Corporate Governance Committee for consideration by the full Board of Directors. Furthermore, nominations not timely and in proper form, shall be disregarded by the presiding officer of the annual meeting, and upon his or her instruction, the vote tellers may disregard all votes cast for such nominee.

CODES OF ETHICS AND BUSINESS CONDUCT
The Boards of Directors of us and Community Bank have adopted a Code of Ethics for Senior Financial Officers that applies to the Chief Executive Officer (“CEO”) and Principal Executive Officer, Chief Financial Officer (“CFO”) and Principal Financial Officer and Vice President of Finance and Principal Accounting Officer (collectively referred to as the “Senior Financial Officers”). In addition, the Boards of Directors of us and Community Bank have adopted a Code of Business Conduct that applies to every director, executive officer and employee of us and Community Bank. The text of these Codes are posted on our website at www.combk.com. Copies of the Codes are attached to this proxy statement at Appendices A and B, respectively, and will be provided without charge by writing to Comm Bancorp, Inc., 125 North State Street, Clarks Summit, PA. 18411, Attn: Investor Relations. Any amendment to, or waiver from, the provisions of the Code that require disclosure under applicable rules of the SEC or the NASDAQ Global MarketSM will be disclosed along with the reasons for the amendment or waiver in a current report on Form 8-K with the SEC and posted on our website.
Pursuant to the Sarbanes-Oxley Act of 2002, our Code of Business Conduct contains a provision for a person to report an actual or apparent violation of the Code of Business Conduct as well as a complaint regarding our accounting or auditing matters to management without fear of dismissal or retaliation of any kind. All reports or complaints under this Whistleblower provision are also kept in confidence. The Joint Audit Committee has oversight over this Code.
HOW TO CONTACT OUR DIRECTORS
Stockholders and other interested parties who wish to communicate with our directors may do so by writing to Comm Bancorp, Inc., 125 North State Street, Clarks Summit, PA 18411, Attn: Investor Relations-Corporate Secretary. The Office of the Corporate Secretary will forward such written correspondence to the applicable director or to the Nominating and Corporate Governance Committee if such correspondence is not addressed to a specific director. Periodically, the Nominating and Corporate Governance Committee will summarize all stockholder communications it has received and will make all such communications available for the directors’ review. In order to efficiently process all stockholder communications, the Nominating and Corporate Governance Committee, with the Board’s approval, may seek the assistance of counsel or advisors in reviewing and evaluating particular communications. In all cases, the complete text of communications will be made available to the directors in an appropriate and timely manner.

STOCK OWNERSHIP
THIS SECTION DESCRIBES HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. IT ALSO DESCRIBES THE PERSONS OR ENTITIES THAT OWN MORE THAN 5.0% OF OUR VOTING STOCK.
STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS
This table indicates the number of shares of our Common Stock owned by the directors and executive officers as of March 14, 2007. The aggregate number of shares owned by all directors and executive officers is 17.14%. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below.

Name of Individual	Amount and Nature of
or Identity of Group	Beneficial Ownership(1)	Percent of Class
David L. Baker	13,402.571	—
William R. Boyle (2)	2,715.432	—
Thomas M. Chesnick	26,837.902	1.45%
William F. Farber, Sr.	152,460.000	8.23%
Judd B. Fitze	15,732.737	—
Dean L. Hesser	1,400.000	—
John P. Kameen	20,572.000	1.11%
William A. Kerl	17,430.615	—
Erwin T. Kost	10,657.916	—
Susan F. Mancuso	3,976.347	—
Robert A. Mazzoni	100.000	—
J. Robert McDonnell	35,139.000	1.90%
Joseph P. Moore, III	100.000	—
Scott A. Seasock (2)	7,740.350	—
Eric G. Stephens	9,066.773	—
All Directors and Executive Officers as a group (13 Directors, 5 Executive Officers, 15 persons in total)	317,331.643	17.14%

(1)	Includes shares held: (i) directly, (ii) jointly with spouse, (iii) by spouse, (iv) jointly with various relatives, (v) by the transfer agent in our dividend reinvestment account, (vi) individually in employee benefit plans, and (vii) in various trusts.

(2)	Executive officer, not a director.
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Executive officers, directors and “beneficial owners” of more than 10.0% of the Common Stock must file initial reports of ownership and reports of changes in ownership with the SEC and the NASDAQ Global MarketSM pursuant to Section 16(a).
We have reviewed the reports and written representations from the executive officers and directors. Based on this review, we believe that all filing requirements were met during 2006.

VOTING STOCK OWNED BY “BENEFICIAL OWNERS”
The following are the persons or entities known by us to own beneficially more than 5.0% of the Common Stock as of March 14, 2007.

Name and Address	Number of Shares(1)	Percent of Class
Joseph P. Moore, Jr. 400 Williamson Road Gladwyne, PA 19035	164,584.328	8.89%
William F. Farber, Sr. Crystal Lake Road R.R. 1, Box 1281 Carbondale, PA 18407	152,460.000	8.23%

(1)	Includes shares held: (i) directly and (ii) in various trusts.
BOARD OF DIRECTORS
PROPOSAL TO ELECT THE DIRECTORS
Item 1 on Proxy Form
We have thirteen directors. Each director holds office for a one-year term. Except for William F. Farber, Sr., the Chairman, President and CEO, all of the other current directors have been determined by the Board of Directors to satisfy the independence requirements mandated by the SEC, the NASDAQ Global MarketSM and any related banking laws. Unless you withhold authority to vote for one or more of the directors, the persons named as proxies intend to vote for the election of the thirteen directors. All of the directors are recommended by the Board:
David L. Baker
Thomas M. Chesnick
William F. Farber, Sr.
Judd B. Fitze
Dean L. Hesser
John P. Kameen
William A. Kerl
Erwin T. Kost
Susan F. Mancuso
Robert A. Mazzoni
J. Robert McDonnell
Joseph P. Moore, III
Eric G. Stephens
All directors have consented to be named in this proxy statement and to serve, if elected, as directors. The Board of Directors has no reason to believe that any of the directors should be unable to act as a director. However, if any director is unable to stand for election, the Board of Directors will designate a substitute. If a substitute is named, the proxies will vote for the election of the substitute.
REQUIRED VOTE
Directors will be elected who receive a vote equal to a plurality of the shares of stock represented at the meeting.
Your Board of Directors recommends a vote FOR the directors listed above. Abstentions and votes withheld for directors will have the same effect as votes against.

THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIPS ON BOARDS OF DIRECTORS’ COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.
The following information includes the age of each director as of March 14, 2007:
DAVID L. BAKER, 61
Director since 1988 and director of Community Bank since 1993. Senior Vice President of Community Bank.
THOMAS M. CHESNICK, 72
Director of us and Community Bank since 2000. Retired.
WILLIAM F. FARBER, SR., 70
Director since 1983 and director of Community Bank since 1970. Chairman of the Boards of Directors, President and CEO of us and Community Bank.
JUDD B. FITZE, 55
Director since 1995 and director of Community Bank since 1993. Partner in Farr, Davis & Fitze, a law firm.
DEAN L. HESSER, 40
Director of us and Community Bank since 2003. President of Tom Hesser Chevrolet, Inc. and Tom Hesser Nissan, LLC, automobile dealerships.
JOHN P. KAMEEN, 65
Director since 1983 and director of Community Bank since 1979. Secretary of us and Community Bank. Publisher of The Forest City News.
WILLIAM A. KERL, 70
Director since 2000 and director of Community Bank since 1997. President of Kerl Coal, Oil & Trucking Company, Inc.
ERWIN T. KOST, 63
Director since 1997 and director of Community Bank since 1993. President of Kost Tire Distributors, Inc.
SUSAN F. MANCUSO, 55
Director of us and Community Bank since 2003. Partner in Mancuso & Mancuso, Accounting and Tax Service.
ROBERT A. MAZZONI, 58
Director of us and Community Bank since 2000. Judge of the Court of Common Pleas of Lackawanna County.
J. ROBERT MCDONNELL, 71
Director since 1983 and director of Community Bank since 1979. Vice Chairman of us and Community Bank. Owner of McDonnell’s Restaurant.
JOSEPH P. MOORE, III, 55
Director of us and Community Bank since 2000. Auto dealer, Manheim Imports, an automobile dealership from May, 2003 to 2006. President of J.J. Motors, Inc., an automobile dealership from 2002 to April 2003.
ERIC G. STEPHENS, 55
Director since 1988 and director of Community Bank since 1993. Auto dealer, H.L. Stephens and Son, an automobile dealership.

COMMITTEES OF THE BOARD OF DIRECTORS OF COMMUNITY BANK
Number of Meetings
The Board of Directors of Comm Bancorp, Inc. met 7 times during 2006. Community Bank’s Board of Directors met 12 times during 2006. All of the directors attended 75% or more of our and Community Bank’s Board of Directors and Committee meetings during 2006. In addition, our Board of Directors held one meeting in 2006 at which only independent directors were present. This meeting was held immediately after the regularly scheduled meeting of the Board of Directors. For 2007, our Board of Directors has agreed to hold at least two regularly scheduled meetings of independent directors.
The following information is for committees of Community Bank. Appointments to these committees occurred March 2, 2007.

		Executive	Joint		Asset/				BSA/
Name	Executive	Compensation	Audit	Investment	Liability	Loan	Asset Quality	Trust	AML	Marketing
David L. Baker	✓					✓	✓	✓
Thomas M. Chesnick			✓			✓	✓
William F. Farber, Sr.	✓			✓	✓	✓	✓
Judd B. Fitze		✓		✓	✓	✓		✓
Dean L. Hesser						✓	✓	✓
John P. Kameen	✓	✓		✓	✓				✓	✓
William A. Kerl						✓	✓		✓	✓
Erwin T. Kost		✓				✓	✓
Susan F. Mancuso			✓			✓
Robert A. Mazzoni			✓					✓
J. Robert McDonnell	✓	✓		✓	✓	✓
Joseph P. Moore, III			✓	✓	✓
Eric G. Stephens	✓	✓		✓	✓				✓
Executive Committee
The Executive Committee is responsible for exercising the authority of the Board of Directors in the intervals between the meetings of the Board of Directors so far as may be permitted by law.
Executive Compensation Committee
The Executive Compensation Committee is responsible for reviewing salaries, compensation and personnel policies, and the fee structure for advisory boards and directors of us and Community Bank. See “Report of the Executive Compensation Committee.”
Joint Audit Committee
The Joint Audit Committee is responsible for the review and evaluation of the system of internal controls and corporate compliance with applicable rules, regulations and laws. The Joint Audit Committee meets with Community Bank’s internal auditor, outside independent registered public accounting firm and senior management to review the scope of the internal and external audit engagements, the adequacy of the internal and external auditors, corporate policies to ensure compliance and significant changes in accounting principles. See “Joint Audit Committee Report.”
Investment Committee
The Investment Committee is responsible for reviewing the investment portfolio with regard to the purchases and sales of securities, the schedule of maturities and the portfolio’s risk and return.
Asset/Liability Committee
The Asset/Liability Committee is responsible for making recommendations to the Board of Directors regarding the asset/liability functions.

Loan Committee
The Loan Committee is responsible for reviewing and approving commercial loans, consumer loans, indirect loans and non-conforming mortgage loans in excess of $500,000 up to $2.0 million. For conforming mortgages, Fannie Mae guidelines are applicable. The full Board of Directors reviews all loans over $2.0 million.
Asset Quality Committee
The Asset Quality Committee is responsible for reviewing all credits classified for regulatory purposes, delinquencies, charge-offs, and rating trends related to Community Bank’s loan portfolio and assessing the adequacy of the allowance for loan losses account.
Trust Committee
The Trust Committee is responsible for reviewing the activities of the Trust and Wealth Management Division.
Bank Secrecy Act (“BSA”) /Anti-Money Laundering (“AML”) Compliance Committee
The BSA/AML Compliance Committee is responsible for assisting the BSA Officer in establishing policies and procedures and assurance of Community Bank’s compliance with BSA/AML laws and regulations.
Marketing Committee
The Marketing Committee is responsible for reviewing the marketing strategies.
BOARD OF DIRECTORS’ COMPENSATION
Directors’ fees are paid by Community Bank and not by Comm Bancorp, Inc., as follows:

Monthly fee for service as Community Bank director (except Chairman)	$2,000
Monthly fee for service as Community Bank Chairman	$5,000
2006 year-end bonus fee to each Community Bank director	$1,500
Community Bank directors received in the aggregate $358,000 in fees in 2006. Our Directors are not paid for attendance at Comm Bancorp, Inc.’s Board of Directors and committee meetings. These meetings usually occur at least quarterly, immediately prior to meetings of Community Bank’s Board of Directors. The following table delineates the fees, and any other form of compensation, paid to our directors in more detail.
DIRECTORS’ COMPENSATION TABLE

	Fees Earned	All Other
Name	or Paid in Cash ($)	Compensation($)(1)		Total ($)
Judd B. Fitze	24,000	3,400	(2)	27,400
John P. Kameen	24,000	4,575	(3)	28,575
Each of our other directors(4)	24,000	1,500	(5)	25,500

(1)	Aggregate perquisites and other personal benefits were less than $10,000 for each director, and therefore, need not be presented.

(2)	Mr. Fitze received: (i) fees totaling $1,900 for appraisal services provided to Community Bank; and (ii) a year-end cash bonus of $1,500 as director of Community Bank.

(3)	Mr. Kameen received: (i) fees totaling $3,075 for appraisal services provided to Community Bank; and (ii) a year-end cash bonus of $1,500 as director of Community Bank.

(4)	Includes David L. Baker, Thomas M. Chesnick, Dean L. Hesser, William A. Kerl, Erwin T. Kost, Susan F. Mancuso, Robert A. Mazzoni, J. Robert McDonnell, Joseph P. Moore, III and Eric G. Stephens.

(5)	Year-end cash bonus of $1,500.

Mr. Baker served as President and CEO from 1995 to 2000. On December 29, 2000, Mr. Baker retired as President and CEO. Mr. Baker, in addition to having extensive banking experience, is well known and respected in the communities we serve. Mr. Baker has since been employed by Community Bank as Senior Vice President and is responsible for business development in the Susquehanna and Wyoming Counties of Pennsylvania. For his services as Senior Vice President, Mr. Baker received a salary of $53,190, a discretionary cash bonus of $5,000, and contributions to Community Bank’s defined contribution plan of $3,481 in 2006. The total amount of all other perquisites received by Mr. Baker was under $10,000.
For compensation information pertaining to Mr. Farber, the Chairman of our Board of Directors, please refer to the section of this proxy statement entitled: “Executive Compensation – Summary Compensation Tables.”
EXECUTIVE COMPENSATION
REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
The Executive Compensation Committee of Community Bank’s Board of Directors is responsible for developing and implementing our executive compensation program. The Executive Compensation Committee is comprised of five of our directors who also serve as directors of Community Bank, all of whom meet the independence standards contained in Rule 4200(a)(15) of the listing rules for the NASDAQ Global MarketSM and Joseph P. Moore, Jr., a director emeritus and one of our principal stockholders.
In 2006, the Executive Compensation Committee met three times to discuss the performance of the named executive officers and compared their performance, and our performance, with peer group companies. In addition, the Executive Compensation Committee reviewed and discussed with our management the text of the Compensation Discussion and Analysis section included in the Annual Report on Form 10-K for 2006. Based upon this review and discussion, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in the Annual Report on Form 10-K.
The Chair of the Executive Compensation Committee distributes relevant material to the members to assist them in discussion and review of each named executive officer’s total compensation package, for example: the Human Resource Officer of Community Bank prepares a spreadsheet delineating each named executive officer’s salary, benefits and perquisites for this committee to review. In addition, the Chair reviews current bank industry trade journals and other publications for articles on executive compensation in the banking industry and disseminates that information to members of this committee.
The members of this committee also discuss his and other named executive officers’ compensation packages with Mr. Farber, our Chairman, President and CEO, to solicit his views. Generally, this committee meets in November of each year to discuss and award bonuses to the named executive officers to be paid prior to year-end. Moreover, the committee meets at least once in the second quarter of each year to fix that year’s compensation package for each named executive officer. The Executive Compensation Committee fixes each named executive officer’s compensation package and the Chair of this committee then informs the Human Resource Officer of Community Bank of that decision.
In addition to the spreadsheet information that this committee will receive, we will also consider for 2007 compensation the contribution of each named executive officer in creating a culture of performance with integrity and in leading us to the following financial results in 2006:
▪	Net income increased 21.9% to $6,350,000;

▪	Tax-equivalent net interest margin widened 40 basis points to 4.28%;

▪	Average loans, net, increased 7.0% to $424,304,000; and

▪	Return on average assets improved to 1.2%.

We will also consider the years of service that each named executive officer has given to us and their contributions to civic life in the communities in which we conduct business.
Executive Compensation Committee
Judd B. Fitze
John P. Kameen
Erwin T. Kost
J. Robert McDonnell
Joseph P. Moore, Jr.
Eric G. Stephens
COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Philosophy, Policies and Objectives
We believe that a strong management team comprised of competent and talented individuals is essential to our profitability, and our executive compensation program is an important tool for attracting, retaining and motivating such individuals. The objectives of our executive compensation program are to:
▪	Link the executive’s goals with the interests of our stockholders;

▪	Support our strategic plan and long-term development; and

▪	Tie a portion of the executive’s compensation to our overall performance.
Program Administration and Process
The Executive Compensation Committee of Community Bank’s Board of Directors is responsible for developing and implementing our executive compensation program. The Executive Compensation Committee is comprised of five of our directors who also serve as directors of Community Bank and a director emeritus, all of whom meet the independence standards contained in Rule 4200(a)(15) of the listing rules for the NASDAQ Global MarketSM.
Our executive compensation program is designed specifically for our named executive officers, including William F. Farber, Sr., President and CEO, Scott A. Seasock, Executive Vice President and CFO, William R. Boyle, Senior Vice President and Chief Credit Officer, (“CCO”), Timothy P. O’Brien, Vice President and Director of Commercial Lending and Michael A. Narcavage, Vice President and Chief Operations Officer (“COO”). Salaries and bonuses for the named executive officers are reviewed annually. All executive compensation, including employee and personal benefits, are paid by Community Bank to the applicable executive. Except for Mr. Farber, none of the executive officers participate in discussions or decisions concerning their compensation.
As part of their annual review process, the Executive Compensation Committee utilizes a report prepared by L.R. Webber Associates, an independent consulting firm. This report compares base salaries and bonuses of other commercial banking institutions of similar size on a regional basis for similar positions and responsibilities. In addition to this report, the Executive Compensation Committee takes into consideration the following criteria:
▪	An inflation index based on the latest Northeastern Pennsylvania Consumer Price Index;

▪	The overall annual improvement in our consolidated balance sheets and consolidated statements of income and comprehensive income;

▪	Their judgment on the extent of support the named executive officer provided us in meeting our strategic business plan and long-term objectives;

▪	An assessment of the named executive officer’s participation in leadership roles in professional, community and civic organizations; and

▪	A review of the named executive officer’s attendance at continuing education courses.

Peer Group
For 2006, our peer group, as listed in the previously mentioned report from L.R. Webber Associates, consisted of ten financial institutions located in the Northeast Region of Pennsylvania. These financial institutions included:
▪	Citizens Savings Association, Clarks Summit;

▪	ESSA Bank & Trust, East Stroudsburg;

▪	Fidelity Deposit & Discount Bank, Dunmore;

▪	First National Community Bank, Dunmore;

▪	Landmark Community Bank, Pittston;

▪	Penn Security Bank & Trust Company, Scranton;

▪	Peoples National Bank, Hallstead;

▪	Pocono Community Bank, Stroudsburg;

▪	The Dime Bank, Honesdale; and

▪	The Honesdale National Bank, Honesdale.
Elements of Executive Compensation
Our executive compensation program is comprised of five elements:
▪	Salary and benefits;

▪	Perquisites;

▪	Annual bonuses and non-equity incentive plan compensation;

▪	Discretionary annual and matching contributions to Community Bank’s defined contribution plan; and

▪	Severance and change in control benefits.
We do not have any long-term compensation programs, including those that are based upon the award of stock options and restricted stock, or other long-term incentive awards.
The following discussion describes each element of compensation for 2006 and explains why each element is utilized.
Salary and Benefits
Each of our executive officers receives a base salary, which is determined by the Executive Compensation Committee based on two factors. The first factor is the Compensation Committee’s evaluation of each executive’s salary to the base pay levels in the peer group for executives with similar responsibilities. The second factor is the evaluation of the executive’s unique role, job performance and contribution in meeting our strategic business plan and long-term objectives. Based on its review of the above criteria, the Executive Compensation Committee decided to increase each of the named executive officers’ base salary in 2006 and such increases were appropriate in light of our performance accomplishments. The base salary amounts paid to the named executive officers for the fiscal year 2006 are reflected in the “Salary” column of the Summary Compensation Table.
In addition to base salary, executive officers participate in healthcare benefits, group-term life insurance, retirement plans, paid vacation, sick and holiday time and other programs that do not discriminate in scope, term or operation, in favor of our executive officers and are available to all of our salaried employees.
Perquisites
Various other perquisites provided to each of the named executive officers are regularly reviewed by the Executive Compensation Committee. These perquisites include use of company-owned vehicles, payment of various civic club dues, and registration fees and travel expenses for attendance at bank-related seminars and conferences. Aggregate perquisites and personal benefits attributable to each of the named executive officers were less than $10,000 in 2006, 2005 and 2004. We believe that the benefits and perquisites we provide to our named executive officers are within competitive practices and customary for executives in key positions at the companies in our peer group. These benefits and perquisites serve us in meeting our objective of offering competitive compensation that allows us to continue to attract, retain and motivate competent and talented individuals to these critical positions for the ultimate goal of increasing stockholder value.

Annual Bonuses and Non-Equity Incentive Plan Compensation
Except for Mr. Seasock who has an older employment agreement that contains a non-equity incentive plan, the Executive Compensation Committee bases their decision for discretionary annual bonuses paid to each named executive officer on the same two factors discussed for base salary. The amount of discretionary cash bonus paid to each named executive officer, is reflected in the “Bonus” column of the Summary Compensation Table.
Mr. Seasock takes part in our non-equity incentive plan. His bonus is based on a formula for us achieving a certain return on average assets and percentage increase in net income ranges and is intended to serve as incentive for performance to occur over a specified period. Under the bonus formula for Mr. Seasock, the achievement ranges for return on average assets and percentage increase in net income are given equal weighting. The minimum achievement ranges were 1.00% to 1.05% for return on average assets and 5.00% to 5.90% for percentage increase in net income for 2006. The bonus Mr. Seasock earned in 2006, based on the above performance measures, is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Such bonus was not paid to Mr. Seasock until 2007. The Executive Compensation Committee has the discretion to award bonuses in excess of the amounts calculated pursuant to this formula. No such discretionary bonus was paid to Mr. Seasock in 2006.
Discretionary Annual and Matching Contributions to Community Bank’s Defined Contribution Plan
Community Bank has a defined contribution plan, which covers all employees who have completed 1,000 hours of service, attained twenty-one (21) years of age and have been employed by Community Bank for at least one year. Normal retirement age is sixty-five (65). The normal retirement benefit is the accumulated account balance of contributions, investment income and forfeitures. The annual contribution is determined by the Board of Directors and is based on a prescribed percentage of annual net income allocated to each participant on a pro-rata share of compensation covered under the plan. Investment income is allocated to each participant based on a pro-rata share of the account balances accumulated at the beginning of the year. Forfeitures are allocated to each participant based on a pro-rata share of compensation covered under the plan.
The defined contribution plan includes the provisions under section 401(k) of the Internal Revenue Code (“401(k)”). This 401(k) feature of the plan permits employees to make voluntary, pre-tax contributions up to 25.0% of their compensation. Our contributions to the 401(k) are based on 100.0% matching of voluntary contributions up to 3.0% of the employee’s eligible compensation. If a participant separates from service prior to retirement, the participant will be entitled to 100.0% of their contributions made under the 401(k) and also a portion of Community Bank’s matching 401(k) contributions and annual discretionary contributions based on years of service according to the following schedule:

Years of Service	Vested Interest
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5	100%
A participant is always 100.0% vested in pension plan transferred balances.
During 2006, annual discretionary contributions of $165,220 were allocated among participants’ accounts under the defined contribution plan. Discretionary matching contributions under the 401(k) feature of the plan totaled $149,347 in 2006. Contributions made by Community Bank on behalf of the named executive officers to the plan are included in the “All Other Compensation” column of the Summary Compensation Table. Mr. Farber has 6 years, Mr. Seasock has 20 years and Mr. Boyle has 22 years of credited service under this plan.
Severance and Change in Control Benefits
In order to retain our long-serving and key named executive officers, we entered into employment agreements with Scott A. Seasock, Executive Vice President and CFO and William R. Boyle, Senior Vice President and CCO and into a severance agreement with respect to a change in control with Timothy P. O’Brien, Vice President and Director of Commercial Lending. The employment agreements with Messrs. Seasock and Boyle contain a provision for a severance payment based on our non-renewal of the agreement or a change-in-control of us or Community Bank.

With respect to the severance payment for our non-renewal under these employment agreements, the affected named executive officer may, at his sole discretion, terminate his employment and receive a lump-sum severance payment equal to 24 months of his then current salary, net of all applicable withholding taxes. The affected named executive officer will receive no other benefits and perquisites as a result of such termination.
With respect to these employment agreements, if a change-in-control of us or Community Bank occurs and the affected named executive officer is terminated because of the change-in-control or for any other good reason, as defined below, then we or our successor is obligated to pay to such terminated named executive officer, for a 24-month period, his then current salary, net of all applicable withholding taxes, and premiums to maintain his long-term disability insurance and medical insurance. Any other benefits and perquisites for such affected named executive officer shall cease upon such termination.
With respect to the severance agreement with Mr. O’Brien, if a change-in-control occurs and as a result thereof Mr. O’Brien is terminated or he leaves for good reason, as defined below, then we or our successor is obligated to pay Mr. O’Brien a lump-sum payment equal to two times his then annual salary net of all applicable withholding taxes. Mr. O’Brien will receive no other benefits and perquisites as a result of such termination.
With respect to the employment agreements with Messrs. Seasock and Boyle, there is a non-compete restriction that is triggered if the affected named executive officer is terminated for cause or such executive officer resigns from employment for other than a good reason. These executive officers agreed not to enter into competition with us or Community Bank for 6 months after such termination within the Pennsylvania counties of Lackawanna, Susquehanna and Wayne, and within 20 miles of any branch office located outside these counties which was established during such executive officer’s employment with us and Community Bank. The severance agreement with Mr. O’Brien does not include a non-compete provision.
The following table sets forth the estimated aggregate amount of such severance and change-in-control payments that each of the three named executive officers would receive based upon their salary and benefits as of December 31, 2006, if a termination event as described above had occurred:

	Estimated Lump-Sum	Estimated Aggregate Amount	Estimated Lump-Sum
	Severance Payment as a	to be Paid as a Result of	Severance Payment as
	Result of Non-Renewal	Change-In-Control under the	a Result of a Change-
Name and Title	of Agreement ($)(1)	Employment Agreement ($)(2)	In-Control($)(1)
Scott A. Seasock, Executive Vice President And CFO	279,400	307,269	Not Applicable
William R. Boyle, Senior Vice President and CCO	279,728	288,705	Not Applicable
Timothy P. O’Brien, Vice President and Director of Commercial Lending	Not Applicable	Not Applicable	249,382

(1)	This estimated amount is gross salary without any deductions for applicable withholding taxes.

(2)	This estimated amount includes gross salary without any deductions for applicable withholding taxes and 24 months of premiums for long-term disability insurance and medical insurance. This estimated amount has not been reduced to a present worth value.

A change in control under these agreements is generally defined as:
▪	A substantial sale or disposition of our or Community Bank’s assets or operations;

▪	A person holding beneficial ownership of enough shares of our stock to gain majority control of the Board of Directors; or

▪	At any time during any 24 consecutive months commencing with the date of these agreements, a majority of the directors of us or Community Bank are persons who were not members of the respective boards at the beginning of such period, unless changes in the board’s membership were the result of death, voluntary resignation or retirement.
A termination for good reason under these agreements is generally defined as:
▪	Without the officer’s consent, any assignment of duties other than duties described in the agreement;

▪	Any removal of the officer from, or failure to re-elect the officer to, his position for cause;

▪	Any failure to pay the officer his benefits as described in his agreement;

▪	Any material breach of the agreement by us or Community Bank; or

▪	A change in control.
SUMMARY COMPENSATION TABLES
The following table presents compensation information for the year ended December 31, 2006, for the named executive officers.

				Non-Equity
				Incentive Plan	All Other
		Salary	Bonus	Compensation	Compensation	Total
Name & Position	Year	($)	($)	($)	($)(1)	($)
William F. Farber, Sr. President and CEO	2006	153,943	25,000	-0-	71,261	250,204

Scott A. Seasock Executive Vice President and CFO	2006	139,700	-0-	25,067	9,135	173,902

William R. Boyle Senior Vice President and CCO	2006	139,864	14,000	-0-	9,157	163,021

Timothy P. O’Brien Vice President and Director of Commercial Lending	2006	124,691	3,000	-0-	7,507	135,198

Michael A. Narcavage Vice President and COO	2006	91,750	3,000	-0-	5,460	100,210

(1)	Represents contributions Community Bank made on behalf of the named executive officers pursuant to the defined contribution plan, except for Mr. Farber who also received director fees of $61,500 for services as Chairman of the Board of Community Bank. Aggregate perquisites and other personal benefits were less than $10,000 for each named executive officer, and therefore, need not be presented.

The following table presents compensation information for our executive officers for the years ended December 31, 2005 and 2004.

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
				Other Annual		Restricted	LTIP	All Other
		Salary	Bonus	Compensation	Options	Stock	Payouts	Compensation
Name and Position	Year	($)	($)	($)(1)	(#)	(#)	($)	($)(2)
William F. Farber, Sr.	2005	145,688	10,000	-0-	-0-	-0-	-0-	69,042
President and CEO	2004	142,805	10,000	-0-	-0-	-0-	-0-	68,121

Scott A. Seasock Executive Vice President	2005	137,086	14,128	-0-	-0-	-0-	-0-	7,176
and CFO	2004	135,407	12,000	-0-	-0-	-0-	-0-	6,441

William R. Boyle Senior Vice President	2005	134,952	7,000	-0-	-0-	-0-	-0-	6,978
and CCO	2004	135,386	6,500	-0-	-0-	-0-	-0-	6,242

(1)	Aggregate perquisites and other personal benefits were less than 10.0% of the salary and bonus reported, and therefore, need not be presented.

(2)	Represents contributions Community Bank made on behalf of Mr. Farber, Mr. Seasock and Mr. Boyle pursuant to the defined contribution plan. Mr. Farber also received $61,500 for services as Chairman of the Board of Community Bank in 2005 and 2004.
CERTAIN TRANSACTIONS AND RELATIONSHIPS
We encourage our directors and executive officers to have banking and financial transactions with Community Bank. All of these transactions are made on comparable terms and with similar interest rates as those prevailing for other customers.
The total consolidated loans made by Community Bank at December 31, 2006, to our directors and officers as a group, members of their immediate families and companies in which they have a 10.0% or more ownership interest were $8.2 million or 15.2% of our total consolidated capital accounts. The largest aggregate balance for these loans in 2006 was $9.4 million or 17.4% of our total consolidated capital accounts. During 2006, advances and repayments on these loans were $4.3 million and $1.6 million. These loans did not involve more than the normal risk of collectibility nor did they present any other unfavorable features.
From time to time, we engage Judd B. Fitze to represent us as our attorney. Mr. Fitze is a director of us and Community Bank. Mr. Fitze billed $14,998 in 2006 for his legal services on our behalf.
McDonnell’s Restaurant, which is owned by J. Robert McDonnell, a director of us and Community Bank, provides catering services for our annual stockholders meeting and other company events. McDonnell’s Restaurant billed us $14,700 in 2006 for catering services.
JOINT AUDIT COMMITTEE REPORT
THIS SECTION CONTAINS INFORMATION REGARDING THE RESPONSIBILITIES OF THE JOINT AUDIT COMMITTEE AND THE MEMBER OF THE COMMITTEE IDENTIFIED AS THE FINANCIAL EXPERT. IT ALSO CONTAINS THE REPORT OF THE JOINT AUDIT COMMITTEE EXPLAINING THE RECOMMENDATIONS OF THE COMMITTEE REGARDING OUR FINANCIAL STATEMENTS AND SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Joint Audit Committee is made up of the following directors: Susan F. Mancuso, Chairperson; Thomas M. Chesnick; Robert A. Mazzoni and Joseph P. Moore, III. For more background information on these directors, see the section entitled “Board of Directors.” The Joint Audit Committee operates pursuant to a charter approved and adopted by the Boards of Directors of us and Community Bank. A copy of this charter is attached to this proxy statement at Appendix C and is also filed at Exhibit 99(i) to our Annual Report on Form 10-K for the year ended December 31, 2006, SEC File Number: 0-17455, and is incorporated by reference in its entirety into this proxy statement. The Charter is posted on our website at www.combk.com and will be provided, without charge, upon written request to Comm Bancorp, Inc., 125 North State Street, Clarks Summit, PA 18411, Attn: Investor Relations. In accordance with the charter, all of the members of the Joint Audit Committee are independent and financially literate and at least one member of the Joint Audit Committee has accounting or related financial management expertise. On an annual basis, the Joint Audit Committee shall review and reassess the adequacy of the provisions of its charter and make any changes that it feels are necessary to fulfill its duties and responsibilities.
The Board of Directors has identified Susan F. Mancuso as the Joint Audit Committee’s financial expert. Mrs. Mancuso is a licensed Pennsylvania public accountant. Mrs. Mancuso received degrees of a Bachelor of Science in Accounting and a Master of Business Administration. From 1976 to the present, she has practiced in the area of taxation, specializing in taxation and financial advisement. During the years 1980 through 1986, she was engaged to perform governmental and school audits. She is a licensed Accredited Tax Preparer and Tax Advisor and member of the National Society of Public Accountants and the Pennsylvania Society of Public Accountants.
During the summer of 2006, we were informed by the engagement partner of Kronick Kalada Berdy & Co., our then independent registered public accounting firm, that they could not continue their engagement with us, in order to be in compliance with the partner rotation rules of the Public Company Accounting Oversight Board (United States), and, therefore, resigned from this engagement, effective August 16, 2006. The Joint Audit Committee began the process to select a new independent registered public accounting firm to audit our financial statements for the year ended December 31, 2006, and on September 5, 2006, appointed Beard Miller Company LLP as such firm. For further information on these two events, see our current reports on Form 8-KA, filed with the SEC on August 24, 2006, and Form 8-K, filed with the SEC on September 8, 2006, at SEC File Number 0-17455, or contact our Investor Relations Office at (570) 587-3421, extension 308, to obtain copies at no charge.
The Joint Audit Committee, on behalf of the Board, oversees our financial reporting process. In fulfilling its oversight responsibilities, the Joint Audit Committee reviewed with management the audited financial statements and the footnotes to these statements for the fiscal year 2006 Annual Report to Stockholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
Our outside independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to United States generally accepted accounting principles. The Joint Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by the Joint Audit Committee with the independent registered public accounting firm under auditing standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm has expressed the opinion that our audited financial statements conform to United States generally accepted accounting principles.
The Joint Audit Committee discussed with the independent registered public accounting firm, their independence from management and us, and received from them the written disclosures concerning their independence required by the Independence Standards Board to be made by the independent registered public accounting firm to us.
Over the past year, the Joint Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Joint Audit Committee met with the internal auditor and independent registered public accounting firm to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Joint Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2006. The Joint Audit Committee also recommended to the Board of Directors the selection of Beard Miller Company LLP, Certified Public Accountants, to serve as our independent registered public accounting firm for the year ending December 31, 2007.

Submitted by the Joint Audit Committee
Susan F. Mancuso
Thomas M. Chesnick
Robert A. Mazzoni
Joseph P. Moore, III
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TO RATIFY THE APPOINTMENT OF BEARD MILLER COMPANY LLP
Item 2 on Proxy Form
As discussed in the Joint Audit Committee Report in this proxy statement, the Board of Directors has appointed Beard Miller Company LLP, Certified Public Accountants, for 2006 and 2007. Beard Miller Company LLP has no other relationship with us or Community Bank except the existing professional relationship as certified public accountants. Representatives of Beard Miller Company LLP have direct access to members of the Joint Audit Committee and regularly attend their meetings.
A representative of Beard Miller Company LLP will attend the stockholders’ meeting and will have the opportunity to make a statement if he or she desires to do so. This representative will also be available to respond to appropriate questions.
REQUIRED VOTE
The proposal will be approved if it receives an affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting.
The Board of Directors recommends that you vote FOR the approval of the appointment of Beard Miller Company LLP. Proxies solicited by the Board of Directors will be so voted unless you specify otherwise.
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FEES AND SERVICES
THIS SECTION PROVIDES INFORMATION ABOUT THE FEES BILLED FOR PROFESSIONAL SERVICES RENDERED BY OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS.
The fees billed for professional services rendered by our independent registered public accounting firms, for each of the two years ended December 31, 2006 and 2005 are summarized as follows:

	2006	2005
Audit fees (1)	$84,319	$59,015
Audit-related fees (2)	4,741	11,540
Tax fees (3)	7,500	6,590
Other fees (4)		8,625

Total	$96,560	$85,770

(1)	Audit fees consist of fees billed for services rendered for the audit of our annual financial statements on Form 10-K and review of financial statements included in our Form 10-Q, or services that are normally provided in connection with statutory and regulatory filings.

(2)	Audit-related fees consist of fees billed for services rendered for assurance and related services on our employee benefit plan and to comply with the Federal Deposit Insurance Corporation Improvement Act of 1991.

(3)	Tax fees consist of fees billed for services rendered for the preparation of federal and state tax returns, tax compliance, tax advice and tax planning.

(4)	Other fees consist of fees billed for services rendered for performing agreed upon procedures with regard to our Trust and Wealth Management Division and those required by the Federal National Mortgage Corporation.
All services that were performed in 2006 by Beard Miller Company LLP, and in 2005 by Kronick Kalada Berdy & Co., our former independent registered public accounting firm, were done by permanent, full-time employees and partners of that firm.

The Joint Audit Committee considered whether the provision of the services rendered above was compatible with maintaining the independence of Kronick Kalada Berdy & Co. in 2005 and Beard Miller Company LLP in 2006 as the independent registered public accounting firm. The Joint Audit Committee concluded that the independence of the firms was maintained.
The Joint Audit Committee’s pre-approval policies and procedures related to products and services provided by its independent registered public accounting firm are explained in the Charter of the Joint Audit Committee of us and Community Bank. All of the Audit Fees, Audit-Related Fees, Tax Fees and Other Fees were pre-approved by the Audit Committee for each of the two years ended December 31, 2006 and 2005.
OTHER INFORMATION
THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU VOTE.
NO SIGNIFICANT LEGAL PROCEEDINGS
We and Community Bank are not parties to any legal proceedings that could have any significant effect upon our financial condition or income. In addition, we and Community Bank are not parties to any legal proceedings under federal and state environmental laws.
OTHER PROPOSED ACTIONS
The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
Stockholder proposals for the 2008 Annual Meeting must be received by January 2, 2008, to be considered for inclusion in our 2008 Proxy Statement. Stockholder proposals for the 2008 Annual Meeting for which the proponents do not desire them to be included in our 2008 Proxy Statement must be received by March 17, 2008. Such proposals should be addressed to the Secretary.
ADDITIONAL INFORMATION AVAILABLE
We file reports, proxy and information statements and other information electronically with the SEC through the Electronic Data Gathering Analysis and Retrieval filing system. Stockholders and other interested parties may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, DC 20549. Information can be obtained on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s website address is www.sec.gov. Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC may be obtained without charge by writing to Comm Bancorp, Inc., 125 North State Street, Clarks Summit, PA 18411, Attn: Investor Relations or through our website at www.combk.com.
Additional information concerning Corporate Governance issues is available on our website under the tab “Bank-Investor Relations” and then under the heading “Corporate Governance.”
In addition, a copy of the Annual Disclosure Statement of Community Bank may be obtained, without charge, from Scott A. Seasock, CFO.

APPENDIX A
COMM BANCORP, INC.
CODE OF ETHICS
FOR
SENIOR FINANCIAL OFFICERS
This Code of Ethics applies to the Chief Executive Officer, Chief Financial Officer and Principal Financial Officer, and the Vice President of Finance and Principal Accounting Officer (collectively referred to as the “Senior Financial Officers”) of Comm Bancorp, Inc. (the “Company”). The Company also has a Code of Conduct applicable to all directors and employees of the Company. The Senior Financial Officers are bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with law. The provisions of this Code of Ethics supplement, but do not replace, the Code of Conduct applicable to all employees.
The Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosure in reports and documents that the Company or its subsidiaries file with the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and other regulators and in other public communications made by the Company or its subsidiaries. Accordingly, it is the responsibility of each Senior Financial Officer to promptly bring to the attention of the Audit Committee, Nominating and Corporate Governance Committee and Chief Financial Officer any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Audit Committee, Nominating and Corporate Governance Committee and Chief Financial Officer in assuring that the Company fulfils its responsibilities in preparation of such disclosures.
Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee, Nominating and Corporate Governance Committee and Chief Financial Officer any information he or she may have concerning (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.
Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee, Nominating and Corporate Governance Committee and Chief Financial Officer any information he or she may have concerning any violation of the Code of Conduct or of these additional policies of the Company, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.
Each Senior Financial Officer shall promptly bring to the attention of the Audit Committee, Nominating and Corporate Governance Committee and Chief Financial Officer any information he or she may have concerning evidence of a material violation of the securities laws or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Conduct or of these additional policies.
The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Conduct or of these additional policies by the Company’s Senior Financial Officers. Such action shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Conduct and to these additional procedures, and shall include written notices to the individual involved that the Board of Directors has determined that there has been a violation, censure by the Board of Directors, demotion or re-assignment of the individual involved, suspension with or without pay or benefits as determined by the Board of Directors and termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action, and whether or not the individual in question had committed other violations in the past.

APPENDIX B
COMM BANCORP, INC.
CODE OF BUSINESS CONDUCT
Introduction
     Comm Bancorp, Inc. (the “Company”) and all of its subsidiaries and affiliates, have many important assets, but the most valuable is our established and unquestioned reputation for integrity. As financial institution professionals, we are judged by our conduct and we must act in a manner that merits public trust and confidence. Because of the nature of the banking business, many people hold us to a higher standard than the general business world. The Company has adopted this Code of Business Conduct to help ensure that it retains its integrity and merits public trust and confidence.
     Who is Responsible? All officers, directors and employees of the Company, its subsidiaries and its affiliates are responsible to become familiar with, follow and promote compliance with this Code. You shall comply with the spirit of these guidelines and not attempt to achieve indirectly, through the use of agents or other intermediaries, what is forbidden directly. This Code is periodically reviewed by the Company’s Nominating and Corporate Governance Committee of its Board of Directors. This Committee is also charged with administering the Code and enforcing its provisions.
     Guidance for Using This Code. The Code is a general outline of the standard by which all directors, officers and employees of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer, Vice President of Finance and its other executive officers, should conduct themselves. The Code is not intended to cover every applicable law or provide answers to all questions that might arise. It is a part of the policies and procedures governing all of us at the Company. You should read this Code carefully, and if you have any questions they should be directed to the Human Resources Director. The Code is not intended to and does not in any way constitute an employment contract or assurance of continued employment, and does not create any rights for any director, officer, employee, client, supplier, competitor, shareholder or any other person or entity.
     In most situations, our personal values and integrity will guide us to the right decision. However, we must always keep in mind how our actions affect the credibility of our organization as a whole, and for this reason, our business ethics must reflect the values and standards of conduct outlined in this Code. We encourage each employee to ask questions, seek guidance and express any concerns they may have. When in doubt, employees should ask themselves the following questions:
•	Is my action legal? If legal, is it also ethical?

•	Are my actions honest in every respect?

•	Would I be proud to read about my action in the newspaper?

•	Can I defend my action with a clear conscience?

•	Would it be helpful to ask for guidance before taking any action?
     If your answers to these questions are troubling in any respect, it may be that whatever you are considering is the wrong course of action. Call the Human Resources Director with any questions. The telephone number is: (570) 587-3421, extension 312.
     This Code replaces any editions previously provided to you and your adherence to this Code is required to the same extent as you previously had agreed.
Conflicts of Interest
     You have a duty of loyalty to the Company and must therefore avoid any actual or apparent conflict of interest with the Company or its customers. A conflict situation can arise if you take action or have an interest that may make it difficult to perform your work objectively and effectively. Conflicts of interest may also arise if you or a family member receives improper personal benefits as a result of your position with the Company.
     Corporate Opportunities. You may not: (i) take, for yourself personally, opportunities that are discovered through the use of the Company’s property, information or your position; (ii) use the Company’s property, information or position for personal gain; or (iii) compete with the Company. You owe a duty to the Company to advance the Company’s legitimate interests when the opportunity to do so arises. Without prior approval, you are not permitted to participate with customers or suppliers in business ventures, serve or act as a director, agent, broker or representative of any for-profit company or organization. Call the Human Resources Director to inquire about obtaining this approval.
     Gifts or Requests. Federal law makes it a criminal offense for you: (i) to solicit for yourself or for a third party, other than the Company, anything of value from anyone in return or any business, service or confidential information about the Company or (ii) to accept anything of value, other than authorized compensation, from any one in connection with the business of the Company, either before or after a transaction is discussed or consummated. Any gift or gratuity from present or former customers, suppliers or shareholders should be declined to avoid any appearance of impropriety or undue influence, with the following exceptions:
•	Ordinary business meals;

•	Modest holiday gifts;

•	Gifts based upon a family relationship or close personal relationship pre-dating your involvement with the Company;

•	Acceptance of loans from other banks or financial institutions on terms generally available to the public at large; or

•	Acceptance of discounts or rebates on merchandise or services on terms generally available to the public at large or on terms generally available to the Company’s employees.
     These permissible gifts or gratuities should only be accepted when it is clear the donor is not trying to exert any influence over you in connection with a transaction involving the Company and the gift or gratuity is unsolicited. Generally, a gift or gratuity, or an aggregate of several gifts or gratuities, having a value greater than $100 should be rejected. Any offer or receipt of a gift, discount or rebate, or an aggregate of several of the same of more than $100, should be promptly reported in writing to the Human Resources Director.
     If you become aware that you are a beneficiary of a gift or bequest under a will or trust agreement of a customer or former customer, supplier or shareholder, other than someone related by blood or marriage, you should promptly report it to the Trust Committee and take all reasonable steps to have the will or trust instrument amended to remove yourself as a beneficiary. Likewise, you may not accept a bequest or devise from a customer or former customer, supplier or shareholder without prior approval of the Trust Committee.
     Investments. You should avoid any substantial investment in the business of a customer, supplier or competitor unless the security is publicly traded on a national exchange and there is no possibility of a conflict of interest. You should also avoid any investment in an initial public offering of any company if one of the underwriters or other investment banks involved in the offering is providing, has provided, or may likely provide in the future, products or services to or for the Company. You should make personal investments with prudence and avoid situations which might influence one’s business judgment or advice. In no event should you use confidential or propriety information or work product developed or acquired during the course of your employment as a means of making any personal gain.
     Employment. For our full-time employees, outside employment is discouraged and the Company reserves the right to prohibit full or part-time employees from engaging in outside employment where it might subject the Company to criticism or might interfere with your employment at the Company. You must notify the Human Resources Director of any outside employment in which you are presently engaged or desire to accept while employed by the Company on a full or part-time basis. After notification, the Human Resources Director will advise you if there is a potential problem. You may accept outside teaching assignments and retain any compensation as long as it does not interfere with your employment or the business of the Company.

     Recommendation of Professionals or Products. When a recommendation is requested from you by customers or business partners of the Company for their own use or by other employees, officers or directors of the Company for use by the Company regarding professional services such as accountants, attorneys, investment bankers, realtors or insurance agents or regarding products to be leased or purchased, you should not recommend any specific professional, supplier or product unless in every case:
•	You give several professionals or products without indicating any favoritism;

•	You are familiar with the work and competence of all of the professionals you name and are satisfied that they are competent and ethical;

•	You are familiar and satisfied with the quality of all the products and services you name; and

•	You believe your recommendation will reflect positively upon the Company.
     You should avoid recommending a professional, supplier or product if you or a family member receives improper personal benefits as a result of your recommendation. You should disclose any such relationships to the party requesting the recommendation and report any possible personal benefits that you or a family member may receive as a result of your recommendation to the Human Resources Director.
     Civic and Charitable Activities. Before you become a director or trustee of an outside not-for-profit organization, you must notify the Human Resources Director. Volunteer work and participation in worthwhile and responsible civic and not-for-profit organizations is encouraged, provided it does not unduly interfere with your employment, pose a conflict of interest with your duties and responsibilities to the Company or its customers or impair your ability to perform at the Company.
     Politics. The Company is prohibited from engaging in politics, but understands that you may participate in political activities through contributions of time or money in your individual capacity unless you are restricted by applicable securities or other laws, rules or regulations or the requirements of any other regulatory authority. Prior approval, however, must be obtained before you accept appointment or nomination to any public office or before you become a candidate for the same. Call the Human Resources Director to inquire about obtaining this approval.
     Other Activities. Without prior approval, you may not act as:
•	Agent, deputy or in any signing capacity on any account of another, except for members of your family or a civic or charitable association of which you are a member; or

•	A fiduciary under a will or trust agreement of another not related by blood or marriage.
Call the Human Resources Director to inquire about obtaining this approval.
Business Conduct
     Your should endeavor to deal honestly, ethically, fairly and in good faith with the Company’s customers, shareholders, employees, suppliers, regulators, business partners, competitors and others. You may not take unfair advantage of anyone through manipulation, concealment, abuse of privileged or confidential information, misrepresentation, fraudulent behavior or any other unfair dealing or practice.
     Compliance With Laws, Rules, Regulations. You must conduct yourself at the Company and all of its functions or when acting on its behalf in a manner which is in full compliance with all applicable laws, rules and regulations, as well as with all of the Company’s other policies and procedures. Activity or behavior which would be criminally or civilly actionable is deemed not to be in compliance. The Chair of the Audit Committee should be consulted when appropriate. In no case shall an employee, officer or director use illegal, theft, bribery, misrepresentation, espionage, or unethical means or methods when acting on behalf of the Company.
     Company Reporting. It is of critical importance that the Company’s filings with the Securities and Exchange Commission, banking regulators and other regulatory agencies and authorities as well as its other public communications be full, fair, accurate, timely and understandable. Depending on your position with the Company, you may be called upon to provide necessary information to assure that the Company’s filings and public reports meet these standards. The Company expects employees, officers and directors to take this responsibility very seriously and to provide prompt, accurate answers to inquiries from the Chief Executive Officer or Chief Financial Officer or Vice President of Finance related to the Company’s filing and public disclosure requirements.
     Books and Records. The Company’s books, records and accounts shall accurately and fairly reflect the transactions of the Company in reasonable detail and in accordance with the Company’s accounting practices and policies.
For example:
•	No false or deliberately inaccurate entries, such as over billing, shall be made for any reason. Discounts, rebates, credits and allowances do not constitute over billing when lawfully granted; the reasons for the grant should be documented in writing in the Company’s records, including the party requesting the treatment.

•	No payment shall be made with the intention or understanding that all or any part of it is to be used for any purpose other than that described by the documents supporting the payment.

•	No undisclosed or unrecorded funds or assets shall be established for any purpose unless permitted by applicable laws, rules and regulations and applicable accounting guidelines.

•	No false or misleading statements, written or oral, shall be made to any internal or external accountant, auditor, attorney or other representative with respect to preparation of the Company’s financial statements or documents to be filed with the Securities and Exchange Commission, banking regulators or other governmental authorities or regulatory bodies.
     Questionable or Improper Payments. The use of any funds or assets of the Company for any unlawful or improper gifts, payments to customers, government employees or other third parties is strictly prohibited.
     Foreign Corrupt Practices Act (“FCPA”) broadly prohibits United States firms and persons from offering money or “anything of value” to any foreign government official for the purpose of influencing such official. The consequences of violating the FCPA are extremely severe, including possible civil and criminal penalties for both the Company and individuals. In the United States, nothing of value, for example, gifts or entertainment, may be provided to government personnel unless clearly permitted by law and applicable regulation.
     Therefore, no payment from the Company’s funds or assets shall be made to or for the benefit of a representative of any domestic or foreign government, or subdivision thereof, labor union, or any current or prospective customer or supplier for the purpose of improperly obtaining a desired government action, or any sale, purchase, contract or other commercial benefit. This prohibition applies to direct or indirect payments made through third parties and employees as well as is intended to prevent bribes, kickbacks or any other form of payoff.
     Commercial business entertainment which is reasonable in nature, frequency and cost is permitted. Reasonable business entertainment would cover for example, a lunch, dinner, or occasional athletic or cultural event, or gifts of nominal value, approximately $100 or less. At all times we must remain within the limits of the FCPA.
     Competition. Any business activities which involve any of our competitors should be conducted cautiously. Agreements between competitors relating to prices or allocations of territories or customers is unlawful. Where banking relationships involve loan participants and the like, discussions should be limited to the specific transaction involved. Competitive marketing and bidding activities should be fair and ethical.
     Protection and Proper Use of The Company’s Assets. The Company’s assets, such as information, materials, supplies, time, intellectual property, software, hardware, and facilities, among other property, are valuable resources owned, licensed, or otherwise belonging to the Company. You are expected to treat the property of the Company with care and should not remove it from the Company’s premises without a supervisor’s approval. The Company’s property should only be used for legitimate business purposes. Any work product of any employee is the property of the Company if it is the result of work performed while at work or with Company property.

Confidential and Proprietary Information
     You have an obligation to maintain the confidentiality of information entrusted to you by the Company, its business partners, suppliers, customers or others related to the Company business. Confidential or proprietary information may not be disclosed to others except when disclosure is authorized by the Company or legally required.
     What Constitutes Confidential Information? All oral and written communications relating to the Company, or its customers, suppliers, shareholders and other employees of the Company, which you acquire during the scope of your employment and which is not otherwise available to the general public constitutes confidential information. This includes not only information you acquire from third parties but also any work product you generate as an officer, director or employee of the Company including, for example, customer and prospect lists, and computer programs. You should assume that any such work product or materials are confidential information subject to the policies and restrictions on use and disclosure outlined in this Code.
     What Constitutes Proprietary Information? Certain types of information may not be confidential but may still be proprietary property of the Company. You acknowledge that while employed by the Company all work products that you produce are and shall remain the sole and exclusive property of the Company. Even though information such as customer and prospect names, presentation materials, marketing materials, product information, business methods or processes may otherwise be available to the general public, it remains the property of the Company and individual employees shall have no personal rights to such information or products either during or after employment with the Company.
     Customer/Supplier Information. You also have an obligation to keep confidential any information acquired with respect to present, past or prospective customers, suppliers, shareholders and other employees of the Company. Any such information shall be used solely for banking or corporate purposes and shall under no circumstances be revealed to unauthorized persons, whether within or outside of the Company. Aside from routine credit and personal inquiries, information concerning a customer, employee, shareholder or a business transaction may be revealed only with the consent of the individual or entity involved, or pursuant to proper subpoena, court order or other legal process.
     Data Security. It is the policy of the Company to protect its systems and data by controlling access to such systems and data through a central Data Security Department. This department, which is segregated from users and programming areas, establishes documents and administers data security policies, procedures and controls, and access to the Company systems and data.
     You acknowledge that the Company’s data processing systems and data are private and confidential, and you may only access or update the systems and data according to the authority given you. Any unauthorized access, update or use of the Company’s systems or data is strictly prohibited. Furthermore, you acknowledge your responsibility to protect the integrity of all systems and data for which you are authorized to access or update, and you will only divulge information related to such systems or data to those having an authorized business requirement. You will not compromise access to such systems or data by communicating your identification and/or password to anyone.
     You will report all violations or suspected violations of this policy immediately by calling the Human Resources Director at (570) 587-3421, extension 312.
     Information Disclosure Policy. You are required to follow the Company’s Information Disclosure Policy which deals with the handling of information about the Company and the companies with which it transacts business as well as trading in stock or other securities issued by the Company or companies with which it transacts business.
     Records Retention. You are expected to become familiar with the Company’s policies regarding records retention and to strictly adhere to those procedures as outlined in the policies.
Violations of the Code of Business Conduct
     Your Duty to Report. You have a duty to adhere to this Code of Business Conduct and all other existing Company policies and to report to the Company any suspected violations by yourself or any other employee, officer or director of the Company. You should report violations of this Code by calling the Human Resources Director at (570) 587-3421, extension 312. Your report will be dealt with anonymously and confidentially.

     Response to Reports. The Company will investigate any matter so reported and, upon a determination by the Nominating and Corporate Governance Committee of our Board of Directors, or a panel designated by such committee, or upon a determination by the Audit Committee, for actions by Senior Financial Officers, that a violation has occurred, will take appropriate disciplinary and corrective action, up to and including termination. The Company forbids retaliation against employees, officers or directors who report violations of this Code of Business Conduct in good faith, except for any disciplinary action as determined above for self reported violations.
     Questions? Whenever you have a question as to whether this Code is applicable to a particular situation, employees are encouraged to refer the matter to the Human Resources Director.
Waiver
     Any waivers of this Code for executive officers or directors may be made only by the Board of Directors of Comm Bancorp, Inc. upon the recommendation of its Nominating and Corporate Governance Committee, and must be promptly filed or disclosed to the public as required by all applicable securities or other laws, rules or regulations or the requirements applicable to the Nasdaq Global MarketSM issuers or such other exchange or system upon which the Company’s securities are listed, quoted or traded. Any waivers of this Code for other personnel may be made by the Human Resources Director.
ACKNOWLEDGMENT
     I hereby acknowledge that I have read, understood and agree to conduct myself in the scope of my employment in accordance with the Comm Bancorp, Inc.’s Code of Business Conduct.
     I further agree that it is my responsibility to promote compliance with the policies and guidelines set forth in the Code of Business Conduct and to report violations of the same.
     I further agree that it is my responsibility to promote compliance with the policies and guidelines set forth in the Code of Business Conduct and to report violations of the same.

Signature:

Print Name:

Date:

APPENDIX C
CHARTER OF THE JOINT AUDIT COMMITTEE
OF THE BOARDS OF DIRECTORS OF
COMM BANCORP, INC.
AND
COMMUNITY BANK AND TRUST COMPANY
Purpose
The purpose of the Joint Audit Committee (the “Committee”) of Comm Bancorp, Inc. and Community Bank and Trust Company (collectively, the “Company”) is to oversee the accounting and financial reporting processes and the audit functions. Specifically, the Committee assists the Boards of Directors’ oversight of:
•	The integrity of the Company’s financial statements;

•	The audit by the public accounting firm registered with the Public Company Accounting Oversight Board (the “registered public accounting firm”) of the Company’s financial reports;

•	The Company’s reports on internal controls;

•	The registered public accounting and internal auditing firms’ qualifications and independence; and

•	The performance of the Company’s internal audit function.
In addition, the Committee shall undertake the responsibilities described in this Charter, oversee compliance with all significant applicable legal, ethical and regulatory requirements related to accounting and financial matters and report regularly to the Boards of Directors concerning its activities.
Membership
The Committee shall consist of at least three members, all of whom are members of the Company’s Board of Directors, in good standing. Each member must satisfy the independence requirements applicable to the Securities and Exchange Commission, the NASDAQ Global MarketSM and any related banking laws. Committee members shall have knowledge of the primary industries in which the Company operates and must be able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, statement of income and comprehensive income, statement of changes in stockholders’ equity and statement of cash flow. At least one member of the Committee must be a financial expert having past employment experience in finance or accounting, requisite professional certificate in accounting or comparable experience or background which results in the individual’s financial sophistication, including being, or having been, a chief executive officer or other senior officer with financial oversight responsibilities. On an annual basis, the entire Boards of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, shall appoint members of the Committee and select the Committee chairperson.
Authority
The Committee shall have sole authority for the selection, appointment, oversight and replacement of the registered public accounting and the internal auditing firms and approval of all terms of engagement, including compensation, for both audit and non-audit functions performed by these firms. The Committee shall be responsible to ensure the independence of the registered public accounting and internal auditing firms. Both the registered public accounting firm and the internal auditing firm are ultimately accountable to the Committee, as a representative of the stockholders. Accordingly, these firms will report directly to the Committee. The Committee shall review and concur in the appointment, replacement, reassignment or dismissal of the internal auditor of the Company. The Committee has the authority to engage independent counsel, accountants or other advisors, as it deems necessary, to carry out its duties. Appropriate funding for such engagements and those of the registered public accounting and internal auditing firms will be determined by the Committee and provided by the Company. The Committee shall also have the authority, to the extent it deems necessary or appropriate, to require the Company to provide the Committee with the support of one or more of the Company’s employees to assist it in carrying out its duties. The Committee may, at any time, request any officer or employee of the Company or any independent counsel, accountants or other advisors to attend a meeting of the Committee or to meet with any members of, or appointed representative of, the Committee.
Responsibilities
The Committee shall meet regularly and shall be responsible for assisting the Boards of Directors’ oversight of the integrity of the Company’s financial statements, the audit by the registered public accounting firm of the Company’s financial reports and the Company’s reports on internal controls, the registered public accounting and internal auditing firms’ qualifications and independence, and the performance of the Company’s internal audit function.
The Committee shall be responsible for the interaction between the registered public accounting firm and the Company, including the resolution of any disagreements between management and this firm regarding accounting processes and financial reporting.
The Committee shall obtain from the registered public accounting firm a written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, and shall engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the firm.
The Committee shall approve, in advance, all non-audit services, which may be performed by the registered public accounting firm. The Committee shall evaluate any proposed non-audit services to ensure these services are permissible by applicable laws or regulations.
The Committee shall review and approve the scope of the registered public accounting firm’s engagement and the plans of the internal auditing firm and the internal auditor of the Company in order to assure completeness of coverage, eliminate redundancy and promote the effective use of audit resources.
The Committee shall review the registered public accounting firm’s management letter and management’s response to this letter. The Committee shall also review all internal audit reports, and the reports provided by regulatory agencies, along with management’s response to these reports. The Committee shall ensure all audit findings of the registered public accounting and internal auditing firms have been resolved satisfactorily and within a timely manner.
The Committee shall review, in conjunction with the registered public accounting and internal auditing firms, and the Company’s internal auditor, executive and financial management, all critical accounting policies, practices and financial disclosures and the adequacy and effectiveness of the internal controls. When so indicated, the Committee should review management’s handling of any item that may have a material impact on the financial statements and identify material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations.
The Committee shall have procedures in place which allow for the receipt and retention of, and response to, complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.
The Committee shall review, on an annual basis, the charter of the Joint Audit Committee, reassessing the adequacy of this charter, and recommend any proposed changes to the Boards of Directors. The Committee shall ensure management’s timely public disclosure of any such amendments in accordance with regulatory guidelines, and in all events, post the amended charter on the Company’s website.
The Committee shall prepare the report to be included in the Company’s annual proxy statement.

The Committee shall review and approve all related party transactions.
Review with Finance Management any significant changes to GAAP policies or standards.
Participate in a telephonic meeting among Finance Management, the Internal Audit Executive and the independent auditors before each earnings release to discuss the earnings release, financial information, use of any non-GAAP information, and earnings guidance.
Review and discuss with Finance Management, Internal Audit Executive and independent auditors the Company’s quarterly and periodic reports. Consider and review any significant findings and changes required in planned scope of their audit plan.
Reliance on Information
In performing their responsibilities, Committee members are entitled to rely on good faith and information, opinions, reports or statements prepared or presented by one or more officers or employees of the Company whom the Committee members reasonably believe to be reliable and competent in the matters presented, independent counsel, accountants or other advisors as to matters which the Committee members reasonably believe to be within the professional or expert competence of such person, or another committee of the Boards of Directors as to matters within its designated authority which the Committee members reasonably believe to merit confidence.

PROXY
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby constitutes and appoints Scott A. Seasock and William R. Boyle and each or any of them, Proxies of the undersigned, with full power of substitution, to vote all of the shares of Comm Bancorp, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Comm Bancorp, Inc. to be held at Elk Mountain Ski Resort, Route 374, Union Dale, Pennsylvania 18470, on Friday, June 1, 2007, at 10:30 a.m., prevailing time, and at any adjournment or postponement thereof as follows:
1.	PROPOSAL TO ELECT THE DIRECTORS TO SERVE FOR A ONE-YEAR TERM.

☐	FOR ALL DIRECTORS LISTED BELOW	☐	WITHHOLD AUTHORITY - to
	(except as marked to the contrary below)		vote for all directors listed below
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
DIRECTOR, WRITE THAT DIRECTOR’S NAME ON THE SPACE PROVIDED BELOW.)
David L. Baker, Thomas M. Chesnick, William F. Farber, Sr., Judd B. Fitze, Dean L. Hesser, John P. Kameen, William A. Kerl, Erwin T. Kost, Susan F. Mancuso, Robert A. Mazzoni, J. Robert McDonnell, Joseph P. Moore, III, Eric G. Stephens
The Board of Directors recommends a vote FOR the proposal to elect the Directors.

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF BEARD MILLER COMPANY LLP, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR COMM BANCORP, INC. FOR THE YEAR ENDING DECEMBER 31, 2007.

☐ FOR	☐ AGAINST
The Board of Directors recommends a vote FOR this proposal.

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS LISTED ABOVE AND FOR PROPOSAL 2.

	Dated:	, 2007
Number of Shares Held of Record on

March 14, 2007 -

	Signature(s)	(Seal)
☐ Please check this box if you plan to attend the Annual Meeting. If so, number attending:
THIS PROXY MUST BE DATED AND SIGNED BY THE STOCKHOLDER. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.